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                                                                       Exhibit 1


                      NEXTLINK COMMUNICATIONS MERGER, INC.

                           (a Washington corporation)

               Units consisting of Senior Exchangeable Redeemable
                     Preferred Stock and Contingent Warrants

                               PURCHASE AGREEMENT

                                                                January 21, 1997

MERRILL LYNCH & CO.,
Merrill Lynch, Pierce, Fenner & Smith Incorporated
TORONTO DOMINION SECURITIES (USA) INC.
   as Representatives of the several Initial Purchasers
c/o Merrill Lynch & Co.,
   Merrill Lynch, Pierce, Fenner & Smith Incorporated
North Tower
World Financial Center
New York, New York 10281-1209

Ladies and Gentlemen:

      NEXTLINK Communications, L.L.C., a limited liability company formed under the laws of the State of Washington (the "Company"), and NEXTLINK Communications Merger, Inc., a corporation organized under the laws of the State of Washington (the "Issuer"), confirm their agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Toronto Dominion Securities (USA) Inc. (collectively, the "Initial Purchasers", which term shall also include any initial purchaser substituted as hereinafter provided in
Section 11 hereof), for whom Merrill Lynch and Toronto Dominion Securities (USA) Inc. are acting as representatives (in such capacity, the "Representatives") with respect to the issue and sale by the Issuer and the purchase by the Initial Purchasers, acting severally and not jointly, of the respective number of units set forth in Schedule A. Each Unit consists of (i) one share of the Company's 14% Senior Exchangeable Redeemable Preferred Stock (the "Preferred Securities"),
(ii) a Contingent Warrant (the "Warrants"), which represent in the aggregate the right to acquire 5% of each outstanding class of capital stock of the Company that ranks junior to the Preferred Securities (the "Junior Shares") on a fully diluted basis as of the time the Warrants become exercisable. The Preferred Securities are exchangeable at the option of the Issuer into 14% Senior Subordinated Notes due 2009 (the "Notes") to be issued by the Issuer.

      The Company and the Issuer have executed an Agreement and Plan of Merger pursuant to which the Company will be merged with and into the Issuer, with the Issuer as the surviving corporation (the "Merger"). Unless the context otherwise requires, with respect to periods after consummation of the Merger references herein to either the Company or the Issuer shall be deemed to refer to the Issuer after the Merger.
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      The Company and the Issuer understand that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers ("Subsequent Purchasers") at any time after the date of this Agreement. The Securities are to be offered and sold through the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "1933 Act"), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities, investors that acquire Securities may only resell or otherwise offer such Securities if such Securities are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A ("Rule 144A") of the rules and regulations promulgated under the 1933 Act by the Securities and Exchange Commission (the "Commission")).

      The Company and the Issuer have prepared and delivered to each Initial Purchaser copies of a preliminary offering memorandum dated January 9, 1997 (the "Preliminary Offering Memorandum") and has prepared and will deliver to each Initial Purchaser, on the date hereof or the next succeeding day, copies of a final offering memorandum dated January 21, 1997 (the "Final Offering Memorandum"), each for use by such Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Securities. "Offering Memorandum" means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement to either such document), including any annexes or exhibits thereto, which has been prepared and delivered by the Company and the Issuer to the Initial Purchasers in connection with their solicitation of purchases of, or offering of, the Securities.

      All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum.

      SECTION 1.  Representations and Warranties.

      (a) Representations and Warranties by the Company and the Issuer. Each of the Company and the Issuer, jointly and severally, represents and warrants to each Initial Purchaser as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Initial Purchaser as follows:

            (i) Similar Offerings. It has not, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the 1933 Act.

            (ii) Offering Memorandum. The Offering Memorandum does not, and at the Closing Time will not, include an untrue statement of a material fact or omit to state a material fact in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and


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      in conformity with information furnished to the Company and the Issuer in writing by any Initial Purchaser through the Representatives expressly for use in the Offering Memorandum.

            (iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Offering Memorandum are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of Regulation S-X under the 1933 Act.

            (iv) Financial Statements. The financial statements, together with the related schedules and notes, included in the Offering Memorandum present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Offering Memorandum present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Offering Memorandum. The pro forma financial statements of the Company and its subsidiaries and the related notes thereto included in the Offering Memorandum present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

            (v) No Material Adverse Change in Business. (A) Since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein, (1) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise or the Issuer, as the case may be (a "Material Adverse Effect"), whether or not arising in the ordinary course of business, (2) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise and (3) there has been no dividend or distribution of any kind declared, paid or made by the Company or the Issuer on any class of its capital stock; and (B) since the date of its incorporation, the Issuer has not entered into any transactions, and is not party to any agreement, except those related to the consummation of the Merger.

            (vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a limited liability company under the laws of the State of Washington and has power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except


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      where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

            (vii) Good Standing of the Issuer. The Issuer has been duly organized and is validly existing as a corporation under the laws of the State of Washington and has power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under this Agreement; and the Issuer is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

            (viii) Good Standing of Designated Subsidiaries. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a "Designated Subsidiary" and, collectively, the "Designated Subsidiaries") has been duly organized and is validly existing as a limited liability company or limited partnership, as the case may be, in good standing under the laws of the jurisdiction of its formation, has power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified as a foreign limited liability company or limited partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Offering Memorandum, all of the issued and outstanding capital stock of each Designated Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and 99% thereof is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of the Designated Subsidiaries was issued in violation of any preemptive or similar rights arising by operation of law, or under the constituting or operative document or agreement of any Designated Subsidiary or under any agreement to which the Company or any Designated Subsidiary is a party. The subsidiaries of the Company other than Designated Subsidiaries, considered in the aggregate as a single subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

            (ix) Capitalization. The authorized, issued and outstanding capital stock of each of the Company and the Issuer is as set forth in the Offering Memorandum. The shares of issued and outstanding capital stock of each of the Company and the Issuer have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company or the Issuer was issued in violation of the preemptive or other similar rights of any securityholder of the Company, as applicable.

            (x) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by each of the Company and the Issuer.

            (xi) Authorization and Description of Preferred Securities. The Preferred Securities have been duly authorized for issuance and sale to the Initial Purchasers pursuant to this Agreement and, when issued and delivered by the Issuer pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-


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      assessable; the Preferred Securities conform to the statements relating thereto contained in the Offering Memorandum and such description conforms to the rights set forth in the instruments defining the same; no holder of the Preferred Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Preferred Securities is not subject to the preemptive or other similar rights of any securityholder of the Issuer.

            (xii) Authorization of the Warrant Agreement. The Warrant Agreement, to be dated as of January 31, 1997 (the "Warrant Agreement"), between the Issuer and __________, as Warrant Agent (the "Warrant Agent"), has been duly authorized by the Issuer and, at the Closing Time, will have been duly executed and delivered by the Issuer and will constitute a valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

            (xiii) Authorization of the Warrants. The Warrants have been duly authorized for issuance and sale to the Initial Purchasers pursuant to this Agreement and, at the Closing Time, will have been duly executed by the Issuer and, when issued and delivered against payment of the consideration specified herein and duly authorized by the Warrant Agent as provided in the Warrant Agreement, will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Warrant Agreement.

            (xiv) Authorization and Reservation of Junior Shares. The Junior Shares initially issuable upon exercise of the Warrants have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Warrant Agreement, will be duly and validly issued, fully paid and non-assessable. The Junior Shares conform to all statements relating thereto contained in the Offering Memorandum and such description conforms to the rights set forth in the instruments defining the same.

            (xv) Authorization of the Indenture. The Indenture (as hereinafter defined in Section 1(a)(xvi) hereof) has been duly authorized by the Issuer and, when executed at a time contemporaneous with the issuance of the Notes, will have been duly executed and delivered by the Issuer and will constitute a valid and binding agreement of the Issuer, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

            (xvi) Authorization of the Notes. The Notes have been duly authorized by the Issuer and, when issued and delivered upon exchange for the Preferred Securities in accordance


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      with the terms of the Preferred Securities, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Issuer entitled to the benefits provided by the Indenture (the "Indenture") between the Issuer and United States Trust Company of New York as Trustee (the "Trustee"), under which they are to be issued, enforceable against the Issuer in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

            (xvii) Description of the Warrants and the Warrant Agreement. The Warrants and the Warrant Agreement will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum and will be in substantially the respective forms previously delivered to the Initial Purchasers.

            (xviii) Description of the Notes and the Indenture. The Notes and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum and will be in substantially the respective forms previously delivered to the Initial Purchasers.

            (xix) Absence of Defaults and Conflicts. None of the Company, any of its subsidiaries or the Issuer is in violation of its constituting or operative document or agreement or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or the Issuer, as the case may be, or by which or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries or the Issuer, as the case may be, is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; the issue and sale of the Securities, the execution, delivery and performance of this Agreement, the Warrant Agreement, the Indenture, the Preferred Registration Rights Agreement (as hereinafter defined in Section 1(a)(xx) hereof), the Warrant Registration Rights Agreement (as hereinafter defined in Section 1(a)(xxi) hereof), the Preferred Securities, the Warrants and any other agreement or instrument entered into or issued or to be entered into or issued by the Company or the Issuer, as applicable, in connection with the transactions contemplated hereby or thereby or in the Offering Memorandum and the exchange of the Preferred Securities for the Notes and the consummation of the transactions contemplated herein, therein and in the Offering Memorandum (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption "Use of Proceeds" and the exchange of the Preferred Securities for the Notes), the consummation of the Merger and compliance by the Company and, the Issuer with its obligations hereunder and thereunder have been duly authorized by all necessary action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries or the Issuer, as the case may be, pursuant to, the Agreements and Instruments except for such conflicts, breaches or defaults or liens, charges or encumbrances that, singly or in the aggregate, would not result in


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      a Material Adverse Effect, nor will such action result in any violation of the provisions of the constituting or operative document or agreement of the Company or any of its subsidiaries or the Issuer, as the case may be, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or the Issuer, as the case may be, or any of their assets or properties.
      As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require to repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries or the Issuer, as the case may be.

            (xx) Authorization of the Preferred Registration Rights Agreement. The Preferred Securities Exchange and Registration Rights Agreement between the Issuer and the Initial Purchasers to be dated as of January 31, 1997 (the "Preferred Registration Rights Agreement") has been duly authorized by the Issuer and, when executed and delivered by the Issuer, will constitute a valid and legally binding agreement of the Issuer enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Preferred Registration Rights Agreement will conform in all material respects to the description thereof in the Offering Memorandum;

            (xxi) Authorization of the Warrant Registration Rights Agreement. The Warrant Registration Rights Agreement between the Issuer and the Initial Purchasers to be dated as of January 31, 1997 (the "Warrant Registration Rights Agreement") has been duly authorized and, when executed and delivered by the Issuer, will constitute a valid and legally binding agreement of the Issuer enforceable against the Issuer in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Warrant Registration Rights Agreement will conform in all material respects to the description thereof in the Offering Memorandum.

            (xxii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries or the Issuer exists or, to the knowledge of the Company and the Issuer, is imminent, and neither the Company nor the Issuer is aware of any existing or imminent labor disturbance by the employees of any of its or any of its subsidiaries' principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

            (xxiii) Absence of Proceedings. Except as disclosed in the Offering Memorandum, there is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company and the Issuer, threatened, against or affecting the Company, or any subsidiary thereof or the Issuer, as the case may be, which might reasonably be expected to result in a Material


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      Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Company or any of its subsidiaries or the Issuer, as the case may be, or the consummation of this Agreement or the performance by the Company or the Issuer of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary thereof or the Issuer, as the case may be, is a party or of which any of their respective property or assets is the subject which are not described in the Offering Memorandum, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

            (xxiv) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

            (xxv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company or, the Issuer of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the actions contemplated by this Agreement, the Warrant Agreement, the Indenture, the Preferred Registration Rights Agreement or the Warrant Registration Rights Agreement except for the filing of certain registration statements with the Commission pursuant to the 1933 Act and the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "1939 Act"), as contemplated by the Preferred Registration Rights Agreement and the Warrant Registration Rights Agreement.

            (xxvi) Possession of Licenses and Permits. Except as set forth in or contemplated by the Offering Memorandum with respect to systems under development and the offering of dial tone service, each of the Company and its subsidiaries has all material certificates, consents, exemptions, orders, permits, licenses, authorizations, franchises or other material approvals (each, an "Authorization") of and from, and has made all material declarations and filings with, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary or appropriate for the Company and its subsidiaries to own, lease, license, use and construct its properties and assets and to conduct its business in the manner described in the Offering Memorandum, except to the extent that the failure to obtain any such Authorizations or make any such declaration or filing would not, singly or in the aggregate, result in a Material Adverse Effect. Except as set forth in or contemplated by the Offering Memorandum, all such Authorizations are in full force and effect with respect to the Company and its subsidiaries; to the best knowledge of the Company, no event has occurred that permits, or after notice or lapse of time could permit, the revocation, termination or modification of any

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      such Authorization; the Company and its subsidiaries are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto; and, except as set forth in the Offering Memorandum, the Company has no knowledge that any person is contesting or intends to contest the granting of any material Authorization; and neither the execution and delivery of this Agreement, the Warrant Agreement, the Indenture, the Preferred Registration Rights Agreement, the Warrant Registration Rights Agreement, the Preferred Securities or the Warrants, nor the consummation of the transactions contemplated hereby or thereby or of the Merger nor compliance with the terms, conditions and provisions thereof by the Company or Capital will cause any suspension, revocation, impairment, forfeiture, nonrenewal or termination of any Authorization.

            (xxvii) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as
      (a) are described in the Offering Memorandum or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Offering Memorandum, are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any subsidiary thereof to the continued possession of the leased or subleased premises under any such lease or sublease.

            (xxviii) Tax Returns. The Company and its subsidiaries have filed all federal, state, foreign and, to the extent material, local tax returns that are required to be filed or have duly requested extensions thereof and have paid all taxes required to be paid by any of them and any related assessments, fines or penalties, except for any such tax, assessment, fine or penalty that is being contested in good faith and by appropriate proceedings; and adequate charges, accruals and reserves have been provided for in the financial statements referred to in Section 1(a)(iv) above in respect of all federal, state, local and foreign taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined or remains open to examination by applicable taxing authorities.

            (xxix) Environmental Laws. Except as described in the Offering Memorandum and except such matters as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or Environmental Laws.

            (xxx) Investment Company Act. The Issuer is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Offering Memorandum will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

            (xxxi) Rule 144A Eligibility. The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Time, of the same class as securities listed on a national securities exchange registered under Section 6 of the 1934 Act, or quoted in a U.S. automated interdealer quotation system.

            (xxxii) No General Solicitation. None of the Company, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act ("Affiliates"), the Issuer or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company and the Issuer make no representation) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

            (xxxiii) No Registration Required. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in
      Section 2 and the procedures set forth in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the 1933 Act or to qualify the Indenture under the 1939 Act.

      (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries or the Issuer delivered to the Representatives or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company or the Issuer to each Initial Purchaser as to the matters covered thereby.

      SECTION 2.  Sale and Delivery to Initial Purchasers; Closing.

      (a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Issuer agrees to sell to each Initial Purchaser, severally and not jointly, and each Initial Purchaser, severally and not jointly, agrees to purchase from the Issuer, at the price per Unit set forth in Schedule B, the number of Units set forth in Schedule A opposite the name of such Initial Purchaser, plus any additional number of Units which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 11 hereof.

      (b) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the office of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004, or at such other place as shall be agreed upon by the Initial Purchasers, the Company and the Issuer, at 10:00 A.M. on the eighth business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives, the Company and the Issuer (such time and date of payment and delivery being herein called the "Closing Time").

      Payment shall be made to the Issuer by wire transfer of immediately available funds to a bank account designated by the Issuer, against delivery to the Representatives for the respective accounts of the Initial Purchasers of certificates for the Securities to be purchased by them. It is understood that each Initial Purchaser has authorized Merrill Lynch, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Initial Purchasers, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Initial Purchaser whose funds have not been received by the Closing Time, but such payment shall not relieve such Initial Purchaser from its obligations hereunder. Unless otherwise requested by Merrill Lynch, which request shall be made in writing at least one full business day before the Closing Time, the certificates representing the Securities shall be registered in the name of Cede & Co. pursuant to the DTC Agreement and shall be made available for examination by the Initial Purchasers in The City of New York not later than 10:00 A.M. on the last business day prior to the Closing Time.

      (c) Qualified Institutional Buyer. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that it is a "qualified institutional buyer" within the meaning of Rule 144A under the 1933 Act (a "Qualified Institutional Buyer") or an "accredited investor" within the meaning of Rule 501(a) under the 1933 Act (an "Accredited Investor").

      SECTION 3. Covenants of the Company and the Issuer. Each of the Company and the Issuer covenants with each Initial Purchaser as follows:

      (a) Offering Memorandum. The Company and the Issuer, as promptly as possible, will furnish to each Initial Purchaser, without charge, such number of copies of the Preliminary Offering Memorandum, the Final Offering Memorandum and any amendments and supplements thereto and documents incorporated by reference therein as such Initial Purchaser may reasonably request.

      (b) Notice and Effect of Material Events. The Company and the Issuer will as promptly as reasonably practicable notify each Initial Purchaser, and confirm such notice in writing, of (x) any filing made by it of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y) prior to the completion of the placement of the Securities by the Initial Purchasers as evidenced by a notice in writing from the Initial Purchasers to the Company and the Issuer, any material changes in or affecting the earnings, business affairs or business prospects of the Company and its subsidiaries or the Issuer which
(i) make any statement in the Offering Memorandum false or misleading or (ii) are not disclosed in the Offering

Memorandum. In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of the Company and the Issuer, their counsel, the Initial Purchasers or counsel for the Initial Purchasers, to amend or supplement the Final Offering Memorandum in order that the Final Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company and the Issuer will forthwith amend or supplement the Final Offering Memorandum by preparing and furnishing to each Initial Purchaser an amendment or amendments of, or a supplement or supplements to, the Final Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchasers) so that, as so amended or supplemented, the Final Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading.

      (c) Amendment to Offering Memorandum and Supplements. The Company and the Issuer will advise each Initial Purchaser promptly of any proposal to amend or supplement the Offering Memorandum and will not effect such amendment or supplement without the consent of the Initial Purchasers. Neither the consent of the Initial Purchasers, nor the Initial Purchaser's delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

      (d) Qualification of Securities for Offer and Sale. The Company and the Issuer will use their best efforts, in cooperation with the Initial Purchasers, to qualify the Securities for offering and sale under the applicable securities laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect as long as required for the sale of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

      (e) Use of Proceeds. The Issuer will use the net proceeds received by it from the sale of the Securities in the manner specified in the Offering Memorandum under "Use of Proceeds".

      (f) Restriction on Sale of Securities. During a period of 45 days from the date of the Offering Memorandum, neither the Company nor the Issuer will, without the prior written consent of Merrill Lynch, directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, any other preferred securities or debt securities of the Company or the Issuer or securities of the Company or the Issuer that are convertible into, or exchangeable for, the Preferred Securities or such other preferred securities or debt securities.

      (g) Reservation of Junior Shares. To reserve and keep available at all times, free of preemptive rights, a sufficient number of Junior Shares for the purpose of enabling the Issuer to satisfy any obligations to issue the Junior Shares upon exercise of the Warrants.

      SECTION 4.  Payment of Expenses.

      (a) Expenses. The Company and the Issuer will pay all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and any filing of the Offering Memorandum (including financial statements and any schedules or exhibits and any document incorporated therein by reference) and of each amendment or supplement thereto, (ii) the preparation, printing and delivery to the Initial Purchasers of this Agreement, any Agreement among Initial Purchasers, the Indenture and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Initial Purchasers, certificates for Junior Shares upon exercise of Warrants and certificates for the Notes, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Initial Purchasers' and any charges of DTC in connection therewith; (iv) the fees and disbursements of the Company's and the Issuer's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of the Blue Sky Survey, any supplement thereto and any Legal Investment Survey, (vi) the fees and expenses of any transfer agent or registrar for the Preferred Securities and the Junior Shares,
(vii) the fees and expenses of the Warrant Agent and the Trustee, including the fees and disbursements of counsel for the Warrant Agent and the Trustee, as the case may be, in connection with the Warrant Agreement and the Warrants or Indenture and the Notes, as the case may be, (viii) any fees payable in connection with the rating of the Securities and (ix) any fees payable in connection with the designation of the Units, Preferred Securities and Warrants for trading in PORTAL.

      (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 10(a)(i) hereof, the Company shall reimburse the Initial Purchasers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers.

      SECTION 5. Conditions of Initial Purchasers' Obligations. The obligations of the several Initial Purchasers hereunder are subject to the accuracy of the representations and warranties of the Company and the Issuer contained in
Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries or the Issuer delivered pursuant to the provisions hereof, to the performance by each of the Company and the Issuer of its covenants and other obligations hereunder, and to the following further conditions:

      (a) Opinion of Counsel for Company. At the Closing Time, the Initial Purchasers shall have received the favorable opinions, dated as of the Closing Time, of Willkie Farr & Gallagher, counsel for the Company and the Issuer, and of R. Bruce Easter, Esq., Vice President, General Counsel and Secretary of the Issuer, in form and substance satisfactory to counsel for the Initial Purchasers, to the effect set forth in Exhibits A-1 and A-2 hereto, respectively, and to such further effect as counsel to the Initial Purchasers may reasonably request.

      (b) Opinion of Counsel for Initial Purchasers. At the Closing Time, the Initial Purchasers shall have received the favorable opinion, dated as of the Closing Time, of Sullivan & Cromwell, counsel for the Initial Purchasers, with respect to the incorporation of the Issuer, the validity of the Securities, the Warrant Agreement, the Indenture, the Preferred Registration Rights Agreement, the Warrant Registration Rights Agreement, the Offering Memorandum and such other related matters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Initial Purchasers. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

      (c) Officers' Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise or the Issuer, whether or not arising in the ordinary course of business, and the Initial Purchasers shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company and of the President or a Vice President of the Issuer, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (iii) the Company or the Issuer, as the case may be, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.

      (d) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Initial Purchasers shall have received from Arthur Andersen LLP a letter dated such date, in form and substance satisfactory to the Initial Purchasers containing statements and information of the type ordinarily included in accountants' "comfort letters" to Initial Purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum.

      (e) Bring-down Comfort Letter. At the Closing Time, the Initial Purchasers shall have received from Arthur Andersen LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

      (f) Maintenance of Rating. Since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities, if any, or any of the Company's debt securities by any nationally recognized securities rating agency, and no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities or any of the Company's debt securities.

      (g) Registration Rights Agreements. The Preferred Registration Rights Agreement shall have been duly authorized, executed and delivered by the Issuer and the Warrant Registration Rights Agreement shall have been duly authorized, executed and delivered by the Issuer.

      (h) Additional Documents. At the Closing Time, counsel for the Initial Purchasers shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Issuer and the Company in connection with the issuance and sale of the Securities as herein contemplated and the consummation of the Merger shall be satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers.

      (i) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company and the Issuer at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in
Section 4 and except that Sections 1, 7 and 8 shall survive any such termination and remain in full force and effect.

      SECTION 6.  Subsequent Offers and Resales of the Securities.

      (a) Offer and Sale Procedures. Each of the Initial Purchasers, the Company and the Issuer hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

            (i) Offers and Sales only to Institutional Accredited Investors or Qualified Institutional Buyers. Offers and sales of the Securities will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made (A) to persons whom such Initial Purchaser or its Affiliates reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) or
      (B) to a limited number of other institutional accredited investors (as such term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D) that such Initial Purchaser or its Affiliates reasonably believes to be and, with respect to sales and deliveries, that are Accredited Investors ("Institutional Accredited Investors").

            (ii) No General Solicitation. The Securities will be offered by approaching prospective Subsequent Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) will be used in the United States in connection with the offering of the Securities.

            (iii) Purchases by Non-Bank Fiduciaries. In the case of a non-bank Subsequent Purchaser of a Security acting as a fiduciary for one or more third parties, in connection with an offer and sale to such purchaser pursuant to clause (a) above, each third party shall, in the judgment of the applicable Initial Purchaser, be an Institutional Accredited Investor or a Qualified Institutional Buyer.

            (iv) Subsequent Purchaser Notification. Each Initial Purchaser will take reasonable steps to inform, and cause each of its U.S. Affiliates to take reasonable steps to inform, persons acquiring Securities from such Initial Purchaser or affiliate, as the case may be, in the United States that the Securities (A) have not been and will not be registered under the 1933 Act, (B) are being sold to them without registration under the 1933 Act in reliance on Rule 144A or in accordance with another exemption from registration under the 1933 Act, as the case may be, and (C) may not be offered, sold or otherwise transferred except as described in the Offering Memorandum under "Notice to Investors".

            (v) Restrictions on Transfer. The transfer restrictions and the other provisions set forth in the certificate of designations of rights and preferences relating to the Preferred Securities (the "Certificate of Designations"), the Warrant Agreement and the Indenture, including the legends required thereby, shall apply to the Preferred Securities, the Warrants, the Junior Shares and the Notes, as the case may be, except as otherwise agreed by the Company and the Initial Purchasers. Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Company or the Issuer for any losses, damages or liabilities suffered or incurred by the Company or the Issuer, including any losses, damages or liabilities under the 1933 Act, arising from or relating to any resale or transfer of any Security, Preferred Security, Warrant, Junior Share or Note.

      (b) Covenants of the Company and the Issuer. Each of the Company and the Issuer covenants with each Initial Purchaser as follows:

            (i) Due Diligence. In connection with the original distribution of the Securities, each of the Company and the Issuer agrees that, prior to any offer or resale of the Securities by the Initial Purchasers, the Initial Purchasers and counsel for the Initial Purchasers shall have the right to make reasonable inquiries into the business of the Company and its subsidiaries or the Issuer, as applicable. The Company also agrees to provide answers to each prospective Subsequent Purchaser of Securities who so requests concerning the Company and its subsidiaries (to the extent that such information is available or can be acquired and made available to prospective Subsequent Purchasers without unreasonable effort or expense and to the extent the provision thereof is not prohibited by applicable law) and the terms and conditions of the offering of the Securities, as provided in the Offering Memorandum.

            (ii) Integration. It will not and will cause its Affiliates not to make any offer or sale of securities of the Company or the Issuer of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the 1933 Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Issuer to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A thereunder or otherwise.

            (iii) Rule 144A Information. In order to render the Securities eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the Preferred Securities, Warrants, Junior Shares issuable upon exercise of Warrants or Notes remain outstanding and constitute "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933 Act (or any successor thereto)), it will make available, upon request, to any holder of Preferred Securities, Warrants, Junior Shares issuable upon exercise of Warrants or Notes or prospective purchasers of Preferred Securities, Warrants, Junior Shares issuable upon exercise of Warrants or Notes the information specified in Rule 144A(d)(4), unless the Issuer furnishes information to the Commission pursuant to Section 13 or 15(d) of the 1934 Act (such information, whether made available to holders or prospective purchasers or furnished to the Commission, is herein referred to as "Additional Information").

            (iv) Restriction on Repurchases. Until the expiration of three years after the original issuance of the Securities, it will not, and will cause its Affiliates not to, purchase or agree to purchase or otherwise acquire any Preferred Securities, Warrants, Junior Shares issuable upon exercise of Warrants or Notes which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker's transactions) unless, immediately upon any such purchase, the Company, the Issuer or any Affiliate shall submit such Preferred Securities, Warrants, Junior Shares issuable upon exercise of Warrants or Notes for cancellation.

      SECTION 7.  Indemnification.

      (a) Indemnification of Initial Purchasers. Each of the Company and the Issuer, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

             (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company and the Issuer; and

            (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
      (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company and the Issuer by any Initial Purchaser through Merrill Lynch expressly for use in the Offering Memorandum (or any amendment thereto).

      (b) Indemnification of Company, Directors and Officers. Each Initial Purchaser severally agrees to indemnify and hold harmless the Company, the Issuer and each person, if any, who controls the Company or the Issuer within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company and the Issuer by such Initial Purchaser through Merrill Lynch expressly for use in the Offering Memorandum.

      (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

      (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

      SECTION 8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Issuer on the one hand and the Initial Purchasers on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company and the Issuer on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

      The relative benefits received by the Company and the Issuer on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Issuer and the total underwriting discount received by the Initial Purchasers, bear to the aggregate initial offering price of the Securities.

      The relative fault of the Company and the Issuer on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Company, the Issuer and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section
8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

      Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

      No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      For purposes of this Section 8, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser, and each person, if any, who controls the Company or the Issuer within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and the Issuer. The Initial Purchasers' respective obligations to contribute pursuant to this
Section 8 are several in proportion to the number of Securities set forth opposite their respective names in Schedule A hereto and not joint.

      SECTION 9. Presentations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Issuer submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or controlling person, or by or on behalf of the Company or the Issuer, and shall survive delivery of the Securities to the Initial Purchasers.

      SECTION 10.  Termination of Agreement.

      (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company and the Issuer, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or limited by the Commission, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the NASDAQ National Market System has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or
(iv) if a banking moratorium has been declared by either Federal or New York authorities.

      (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 7 and 8 shall survive such termination and remain in full force and effect.

      SECTION 11. Default by One or More of the Initial Purchasers. If one or more of the Initial Purchasers shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other Initial Purchasers, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

      No action taken pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

      In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Issuer shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements.

      SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any form of telecommunication. Notices to the Initial Purchasers shall be directed to the Representatives at North Tower, World Financial Center, New York, New York 10281-1201, attention of Edmond Moriarty, III; notices to the Company or the Issuer shall be directed to it at 155 108th Avenue NE, Bellevue, Washington 98004, attention of General Counsel.

      SECTION 13. Parties. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company and the Issuer and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers, the Company and the Issuer and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers, the Company and the Issuer and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

      SECTION 14. Provision in case of Special Mandatory Redemption. In the event that the Merger is not consummated on or prior to February 28, 1997 and the Preferred Securities are subject to the special mandatory redemption provision relating thereto, (i) the Initial Purchasers shall, within two business days after the written request of the Issuer and the Company, refund to the Issuer an amount equal to the aggregate underwriting discount referred to in Schedule B hereto and (ii) the Company shall reimburse the Initial Purchasers for all of their out-of-pocket expenses incurred in connection with the offering of the Units, including the reasonable fees and disbursements of counsel for the Initial Purchasers.

      SECTION 15. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

      SECTION 16. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Initial Purchasers, the Company and the Issuer in accordance with its terms.

                                      Very truly Yours,

                                      NEXTLINK COMMUNICATIONS, L.L.C.

                                      By NEXTLINK, INC.:

                                      By /s/ Kathleen H. Iskra
                                         ---------------------------------
                                      Name: Kathleen H. Iskra
                                      Title: Vice President

                                      NEXTLINK COMMUNICATIONS MERGER, INC.

                                      By /s/ R. Bruce Easter
                                         ---------------------------------
                                      Name: R. Bruce Easter, Jr.
                                      Title: Vice President

CONFIRMED AND ACCEPTED,
  as of the date first above written;


MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
TORONTO DOMINION SECURITIES (USA) INC.

By:   MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED


By /s/ Marcy Becker
   ---------------------------------
         Authorized Signatory

For themselves and as Representatives of the other Initial Purchasers named in Schedule A hereto.

                                   SCHEDULE A

                                                                Number of
      Name of Initial Purchaser                                   Units
      -------------------------                                 ---------
Merrill Lynch, Pierce, Fenner & Smith
      Incorporated......................................        4,275,000
Toronto Dominion Securities (USA) Inc...................        1,425,000
                                                                ---------
Total                                                           5,700,000
                                                                =========


                                    Sch A - 1

                                   SCHEDULE B

                      NEXTLINK COMMUNICATIONS MERGER, INC.
                   5,700,000 Units Consisting of Exchangeable
                    Preferred Shares and Contingent Warrants

      1. The initial public offering price per Unit shall be $50.

      2. The purchase price to be paid by the Initial Purchasers for the Units shall be $48.25 per Unit, resulting in an underwriting discount of $1.75 per Unit.

      3. The dividend rate on the Preferred Securities shall be 14% per annum.


                                    Sch B - 1

                                                                   Exhibit A-1

                   FORM OF OPINION OF WILLKIE FARR & GALLAGHER
                    TO BE DELIVERED PURSUANT TO SECTION 5(b)

      (i) The Company has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Washington.

      (ii) The Company has power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Purchase Agreement.

      (iii) The Company is duly qualified as a foreign limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

      (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Offering Memorandum; the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

      (v) Each Designated Subsidiary has been duly formed and is validly existing as a limited liability company or limited partnership in good standing under the laws of the jurisdiction of its formation, has power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum; all of the issued and outstanding membership interests or partnership interests of each Designated Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, except as otherwise set forth in the Offering Memorandum in respect of the minority interests described therein, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

      (vi) The Issuer has been duly incorporated and is validly existing as a corporation under the laws of the State of Washington.

      (vii) The Issuer has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligation under the Purchase Agreement.

      (viii) The Issuer is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

      (ix) The authorized, issued and outstanding capital stock of the Issuer is as set forth in the Offering Memorandum; the shares of issued and outstanding capital stock of the Issuer have been duly authorized and validly issued and are fully paid and non-assessable.


                                      A-1-1

      (x) The Purchase Agreement has been duly authorized, executed and delivered by each of the Company and the Issuer.

      (xi) The Preferred Securities have been duly authorized and validly issued and are fully paid and non-assessable; no holder of Preferred Securities is or will be subject to personal liability by reason of being such a holder; the Preferred Securities conform to the provisions of the Certificate of Designations; the relative rights, preferences, interests and powers of the Preferred Securities are as set forth in the Certificate of Designations; and all such provisions are valid under the laws of the State of Washington.

      (xii) The Junior Shares issuable upon exercise of the Warrants have been duly authorized and reserved for issuance upon such exercise by all necessary action; such shares, when issued upon such exercise, will be validly issued and will be fully paid and non-assessable and no holder of such Junior Shares is or will be subject to personal liability by reason of being such a holder.

      (xiii) Neither the issuance of the Preferred Securities nor the issuance of Junior Shares issuable upon exercise of the Warrants is subject to the preemptive or other similar rights of any securityholder of the Issuer.

      (xiv) The Warrant Agreement has been duly and validly authorized, executed and delivered by the Issuer and (assuming the due authorization, execution and delivery thereof by the Warrant Agent) constitutes a valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

      (xv) The Warrants have been duly authorized, executed, issued and delivered, and constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and are entitled to the benefits of the Warrant Agreement.

      (xvi) The Indenture has been duly authorized by the Issuer and, when executed and delivered by the Issuer (assuming the due authorization, execution and delivery thereof by the Trustee), will constitute a valid and binding agreement of the Issuer, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

      (xvii) The Notes have been duly authorized by the Issuer and, when executed by the Issuer and authenticated by the Trustee in the manner provided in the Indenture (and delivered in exchange for Preferred Securities), will constitute valid and binding obligations of the Issuer, enforceable against it in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency,


                                      A-1-2
reorganization, moratorium (including, without limitation, all laws relating to fraudulent transfers), or other similar laws relating to or affecting enforcement of creditor's rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture.

      (xviii) The Preferred Registration Rights Agreement has been duly authorized, executed and delivered by the Issuer and (assuming due authorization, execution and delivery by the Initial Purchasers, constitutes a valid and legally binding agreement of the Issuer, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

      (xix) The Warrant Registration Rights Agreement has been duly authorized, executed and delivered by the Issuer and (assuming due authorization, execution and delivery by the Initial Purchasers) constitutes a valid and legally binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

      (xx) Each of the Preferred Securities, the Warrants, the Warrant Agreement, the Indenture, the Preferred Registration Rights Agreement and the Warrant Registration Rights Agreement conform in all material respects to the description thereof contained in the Offering Memorandum.

      (xxi) The information in the Offering Memorandum under "Business--Regulatory Overview" and "Certain Federal Income Tax Considerations", to the extent that it constitutes matters of law, summaries of legal matters, or legal conclusions, has been reviewed by them and is correct in all material respects.

      (xxii) All descriptions in the Offering Memorandum of contracts and other documents to which the Company or any of its subsidiaries are a party are accurate in all material respects; to the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments that would be required to be described in the Offering Memorandum that are not described or referred to in the Offering Memorandum other than those described or referred to therein and the descriptions thereof or references thereto are correct in all material respects.

      (xxiii) Neither the Company, nor any of its subsidiaries, nor the Issuer is in violation of its charter or by-laws or other constituting or operative document or agreement and, to the best of our knowledge, no default by the Company, any of its subsidiaries or the Issuer exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Offering Memorandum.

      (xxiv) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company or the Issuer of its obligations under the Purchase Agreement, in connection


                                      A-1-3
with the offering, issuance or sale of the Securities hereunder or the consummation of the actions contemplated by the Purchase Agreement, the Warrant Agreement, the Indenture, the Preferred Registration Rights Agreement or the Warrant Registration Rights Agreement other than such as may be required under state securities or blue sky laws and the filing of certain registration statements with the Commission pursuant to the 1933 Act and the qualification of the Indenture under the 1939 Act as contemplated by the Preferred Registration Rights Agreement and the Warrant Registration Rights Agreement.

      (xxv) It is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by the Purchase Agreement and the Offering Memorandum to register the Securities under the 1933 Act or to qualify the Indenture under the Trust Indenture Act.

      (xxvi) The issue and sale of the Securities, the execution, delivery and performance of the Purchase Agreement, the Warrant Agreement, the Indenture, the Preferred Registration Rights Agreement, the Warrant Registration Rights Agreement, the Preferred Securities, the Warrants and any other agreement or instrument entered into or issued or to be entered into or issued by the Company or the Issuer in connection with the transactions contemplated thereby or in the Offering Memorandum and the exchange of the Preferred Securities for the Notes and the consummation of the transactions contemplated therein and in the Offering Memorandum (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption "Use of Proceeds" and the exchange of the Preferred Securities for the Notes), the consummation or the Merger and compliance by the Company and the Issuer with its respective obligations thereunder have been duly authorized by all necessary action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries or the Issuer, as the case may be, pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, or any other agreement or instrument known to such counsel to which the Company or any of its subsidiaries or the Issuer, as the case may be, is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiaries thereof or the Issuer, as the case may be, is subject, except for such conflicts, breaches or defaults or liens, charges or encumbrances that, singly or in the aggregate, would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the constituting or operative document or agreement of the Company or any of its subsidiaries or the Issuer, as the case may be, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or the Issuer, as the case may be, or any of their assets or properties.

      (xxvii) The Issuer is not, and upon the issuance and sale of the Units and the application of the net proceeds therefrom will not be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

      Nothing has come to our attention that would lead us to believe that the Offering Memorandum (except for financial statements and schedules and other financial data included or incorporated by reference therein as to which we make no statement), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein


                                      A-1-4
not misleading or that the Offering Memorandum or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein, as to which such counsel need make no statement), at the time the Offering Memorandum was issued, at the time any such amended or supplemented Offering Memorandum was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      In rendering such opinion, such counsel may rely (A) as to matters involving the application of the laws of the State of Washington, upon the opinion of Davis Wright Tremaine, special Washington counsel to the Company and the Issuer (which opinion shall be dated and furnished to the Initial Purchasers at the Closing Time, shall be satisfactory in form and substance to counsel for the Initial Purchasers and shall expressly state that the Initial Purchasers may rely on such opinion as if it were addressed to them), provided that Willkie Farr & Gallagher shall state in their opinion that they believe that they and the Initial Purchasers are justified in relying upon such opinion, and (B), as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company, the Issuer and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).


                                      A-1-5

                                                                   Exhibit A-2

                       FORM OF OPINION OF R. BRUCE EASTER
                    TO BE DELIVERED PURSUANT TO SECTION 5(b)

      (i) There is not pending or, to the best of my knowledge, threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary thereof or the Issuer is a party, or to which the property of the Company or any subsidiary or the Issuer thereof is subject, before or brought by any court or governmental agency or body, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company or the Issuer of its obligations thereunder or the transactions contemplated by the Offering Memorandum.

      (ii) To the best of my knowledge and except as set forth in or contemplated by the Offering Memorandum with respect to systems under development, (a) each of the Company and its subsidiaries has all Authorizations of and from, and has made all declarations and filings with, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, which are necessary or appropriate for the Company and its subsidiaries to own, lease, license, use and construct its properties and assets and to conduct its business in the manner described in the Offering Memorandum, except to the extent that the failure to obtain any such Authorizations or make any such declaration or filing would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect,
(b) all such Authorizations are in full force and effect with respect to the Company and its subsidiaries, (c) no event has occurred that permits, or after notice or lapse of time could permit, the revocation, termination or modification of any such Authorization and (d) the Company and its subsidiaries are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto.

      (iii) To the best of my knowledge, neither the execution and delivery of the Purchase Agreement, the Warrant Agreement, the Indenture, the Preferred Registration Rights Agreement, the Warrant Registration Rights Agreement, the Preferred Securities or the Warrants, nor the consummation by the Company and the Issuer of the transactions contemplated hereby or thereby or of the Merger nor compliance with the terms, conditions and provisions thereof by the Company or the Issuer will cause any suspension, revocation, impairment, forfeiture, nonrenewal or termination of any Authorization.

      (iv) The information in the Offering Memorandum under the caption "Business -- Regulatory Overview", to the extent that it constitutes matters of law, summaries of legal matters or legal conclusions, has been reviewed by me and is correct in all material respects.


                                      A-2-1